EXHIBIT 99.1
Sila Realty Trust, Inc.
Announces Agreement to Sell its 29-Property Data Center Portfolio
for Approximately $1,320,000,000
TAMPA, FL (May 19, 2021) - Sila Realty Trust, Inc. (the “Company”) announced today that it has entered into a purchase and sale agreement with wholly-owned subsidiaries of Mapletree Industrial Trust, a real estate investment trust listed on the Singapore Exchange (“MIT”), for up to 29 data center properties (the “Properties”) owned by the Company for approximately $1,320,000,000 (the “Transaction”), subject to certain potential purchase price adjustments. The Properties constitute the entirety of the data center properties owned by the Company.
Michael A. Seton, Chief Executive Officer and President, stated, “We are pleased to enter into this agreement with MIT to sell our data center properties. This action marks another key step in Sila Realty Trust’s evolution to provide a clear path for the Company to pursue a strategy as a pure-play healthcare REIT. Upon closing this Transaction, we will continue to be focused on enhancing the value of our Company through internal and external growth opportunities which, we believe, will maximize optionality to achieve liquidity for our stockholders within the timeframe communicated during our offering.”
The Transaction is expected to be completed in one or more closings during the third quarter of 2021. The Transaction is subject to the completion of certain closing conditions, and it is possible that the timing of the closing(s) may be delayed or that the Transaction does not close.
Independent Advisors
Moelis & Company LLC acted as lead financial advisor to the Company, and Holland & Knight LLP served as legal counsel to the Company.
About Sila Realty Trust, Inc.
Sila Realty Trust, Inc. is a public, non-traded real estate investment trust headquartered in Tampa, Florida, that invests in high-quality healthcare properties and data centers leased to tenants capitalizing on critical and structural economic growth drivers. As of March 31, 2021, the Company owned 153 real estate properties, consisting of 29 data centers and 124 healthcare properties located in 70 markets across the United States.
Media Contact
Miles Callahan, Vice President of Capital Markets and Investor Relations
833-404-4107
IR@silarealtytrust.com

Forward-Looking Statements
Certain statements contained herein, other than historical fact, including those regarding the closing(s) of the transaction (and the related timing for such closing(s)) and the Company's post-closing opportunities to maximize optionality to achieve liquidity, may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provided by the same. These statements are based on management’s current expectations and beliefs regarding operational strategies, anticipated events and trends, the economy, the financial condition of the Company’s tenants, the Company’s ability to continue to collect rent at current levels, the Company’s ability to continue to cover its daily distributions, and other future conditions and are subject to a number of trends and uncertainties. No forward-looking statement is intended to, nor shall it, serve as a guarantee of future performance. You can identify the forward-looking statements by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are subject to various risks and uncertainties, and factors that could cause actual results to differ materially from the Company’s expectations include, but are not limited to, the impact of the ongoing COVID-19 pandemic on the Company’s tenants and results of operation, the risk that the expected benefits, including long-term cost savings, of the internalization transaction are not achieved, the risk that the expected benefits of the Company's pure-play healthcare REIT strategy are not achieved, the availability of suitable investment opportunities, changes in interest rates, the availability and terms of financing, general economic conditions, market conditions, legislative and regulatory changes that could adversely impact the business of the Company, and other factors, including those described under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended 2020 and the subsequent Quarterly Report on Form 10-Q, copies of which are available at www.sec.gov. The company undertakes no obligation to publicly update or revise any forward-looking statement, whether, as a result of new information, future events, or otherwise, except as required by law.